Exhibit 10.60

REAL ESTATE LEASE

        THIS LEASE, entered into by Ferguson Properties (hereinafter referred to as “Landlord”) and Pyramid Coach, Inc, (hereinafter referred to as “Tenant”) on this 16 day of November 2004 (“Effective Date”).

RECITALS

        WITNESSETH THAT Landlord and Tenant, in consideration of their mutual undertakings, agree as follows:

        1.         RENT AND OTHER EXPENSES:
        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain real estate commonly know as 2620 Locust Street, Nashville, Tennessee (hereinafter referred to as Leased Premises) and all appurtenances thereto for a term of three (3) years, commencing on November 12, 2004, and ending on November 30, 2007, unless sooner terminated, and

(a)
Rent:  Tenant without demand or notice shall pay a monthly rental as follows:

        Year 1 beginning December 1, 2004 until November 30, 2005: $5,150 per Month
        Year 2 beginning December 1, 2005 until November 30, 2006: $5,250 per month
        Year 3 beginning December 1, 2006 until November 30, 2007: $5,350 per month with such amounts due and payable on or before the first day of each month in advance, at the address of Landlord set forth in this Lease, or such other address as Landlord by notice shall direct. Tenant shall be granted access to the Leased Premises upon the Effective Date for the purpose of preparing the Leased Premises for occupancy. Rent not received by the 5th of the month shall incur a late fee of five (5%).

(b)
Other expenses:  Tenant shall be responsible for and shall pay or promptly reimburse Landlord for all state and local taxes imposed on the Leased Premises and the cost of casualty insurance on the Leased Premises. Landlord will pay the real estate taxes and insurance. Tenant shall reimburse Landlord monthly.

(c)
Liability insurance:  During the lease term, Tenant shall maintain in force and effect, at its cost and expense, a policy or policies against claims or demands arising out of or related to Tenant’s use, maintenance, operation and occupancy of the Leased Premises in an amount of not less than $500,000 for injuries to one person and $1,000,000 for injuries to more than one person in one accident. Landlord shall be named as an additional insured for such policies Tenant shall be responsible for and pay for all utilities used upon the Premises.

        2.        USE, COMPLIANCE WITH LAWS, SIGNS
        The Leased Premises shall be used by Tenant only for the purposes of: operating a motorcoach leasing business with offices and maintenance facilities and for no other use or purpose. Tenant shall keep the Leased Premises in a clean and orderly condition and shall conduct its business therefrom in a careful and safe manner. Tenant shall not use the Leased Premises or maintain them in any manner constituting a violation of any ordinance, statute, regulation, or order of any governmental authority including without limitation zoning ordinances, nor shall Tenant maintain, permit or suffer any nuisance to occur or exist on the Leased Premises. Landlord warrants and represents that the Leased Premises are properly zoned allowing Tenants to operate a motorcoach leasing business upon the Leased Premises.

        3.         SURRENDER AND HOLDOVER
        Upon the expiration or sooner termination of this Lease Tenant shall surrender to Landlord the Leased Premises, together with all other property affixed to the Leased Premises (excepting trade fixtures) broom clean and in the same order and condition in which Tenant received them, the effects of ordinary wear, acts of God, casualty, insurrection, riot or public disorder excepted. Unless an event of default as hereinafter defined has occurred and remains uncurred, Tenant shall prior to the expiration of the term remove all of Tenant’s trade fixtures and personal property from the Leased Premises. Any damage to the Leased Premises, caused by such removal shall be repaired by Tenant prior to the expiration of the temp. If Tenant shall remain in possession of all or any part of the Leased Premises after the expiration of the term of this Lease, with the consent of the Landlord, then the Tenant shall be a Tenant from month to month at the same rental and subject to all of the other applicable covenants, terms and conditions hereof.

        4.         ALTERATIONS AND MAINTENANCE OF LEASED PREMISES
        Tenant shall not cause or permit any alterations, additions or changes of or upon any part of the Leased Premises without first obtaining the written consent of Landlord. All alterations, additions or changes to the Leased Premises shall be made in accordance with all applicable laws and shall become the property of Landlord.
        Landlord, promptly after written notice from Tenant, shall make all repairs necessary to maintain the following in the same condition they are now in:

A.	The exterior and structural walls (excluding storefronts, doors and glass) structural floors (excluding floor coverings), foundations, roofs, gutters, and exterior downspouts of the Leased Premises,
B.	All appurtenances (if any) to the Leased Premises, including, without limitations, sidewalks, driveways, parking areas and,
C.	Water, sewage, gas and electrical lines from the public mains up to the point of entry to the Leased Premises, and
D.
If the Leased Premises are an integral part of a larger structure, then to such portions of the structure which because of its state of disrepair adversely and materially affects the Tenant’s use of the Leased Premises.

except to the extent that the acts or neglect of Tenant its employees or invitees necessitates such repairs. Tenant shall make all other repairs not required to be made by Landlord to maintain the Leased Premises in the same condition they are now in. Tenant accepts the Leased Promises in their present condition, except for certain alterations/modifications on Exhibit “A,” which is attached hereto and made a part hereof by reference. Tenant shall not be obligated under this provision to repair any injury to the Leased Premises resulting from fire or other casualty.

        5.         DESTRUCTION
        If the Leased Premises should be damaged or destroyed by fire or other cause to such extent that the cost of repair and restoration would exceed 30 percent of the amount it would cost or replace the Leased Premises in their entirety at the time such damage or destruction took place, then Landlord shall have the right to cancel this Lease by giving Tenant notice of such election within thirty (30) days after the occurrence of such damage or destruction and this Lease shall terminate as of fifteen (15) days after the date such notice is given. If Landlord fails to exercise this option to terminate then Landlord shall at its expense promptly repair and restore the Leased Premises to substantially the same condition they were in prior to the damage or destruction.
        If the Leased Premises should be damaged or destroyed by fire or other cause to such an extent that the costs of repair and restoration would be less than 30 percent of the amount it would cost to replace the Leased Premises in their entirety at the time such damage or destruction took place, then this Lease shall not terminate and the Landlord shall at its expense promptly repair and restore the Leased Premises to substantially the same condition they were in prior to the damage or destruction.
        If the Leased Premises are an integral part of a larger structure and if the structure should be damaged or destroyed by fire or other cause to such an extent that the cost of repair and restoration would exceed 30 percent of the amount it would cost to replace the structure in its entirety at the time such damage or destruction took place and notwithstanding that the Leased Premises may be unaffected by such damage or destruction, then Landlord shall have the right to cancel this Lease by giving Tenant notice of such election within thirty (30) days after the occurrence of such damage or destruction and this Lease shall terminate fifteen (15) days after the date such notice is given.
        In the event the Leased Premises are damaged or destroyed the rents herein provided, or a fair and equitable portion thereof, shall be abated until such time as the Leased Premises are repaired and restored. The term of this Lease shall he extended for a period equal to the period during which there has been a complete abatement of rent. The opinion of an architect or registered engineer appointed by Landlord as to the costs of repair, restoration or replacement shall be controlling upon the parties. Landlord’s obligations to restore or repair does not include fixtures or improvements installed or owned by Tenant.

        6.         CONDEMNATION
        If the entire Leased Premises, or such portion thereof as will make the remainder unsuitable for the use permitted by this Lease, is condemned by any legally constituted authority, or if a conveyance or other acquisition in lieu of such condemnation is made, then this Lease shall terminate as of the date possession is required by the condemnor. If a portion of the Leased Premises is condemned but the remainder is still suitable for the use permitted by this Lease, this Lease shall not terminate but a portion of the rent fox the rest of the term shall be abated in proportion to the amount of the Leased Premises taken. All compensation paid in connection with the condemnation shall belong to and be the sole property of Landlord, except Tenant shall be entitled to any compensation awarded for Tenant’s trade fixtures and for moving expenses.

        7.         MECHANIC’S LIEN
        Tenant shall not permit a Mechanic’s Lien, or similar such filing, to attach to the Leased Premises or any part thereof by reason of labor, services or materials claimed to have been performed or furnished to or for Tenant. If such Mechanic’s Lien shall be filed, Landlord at its option may compel the prosecution of an action for the foreclosure of such Mechanic’s Lien by the lienor. If any such Mechanic’s lien shall be filed and an action commenced to foreclose the lien, Tenant, upon demand by Landlord, shall cause the lien to be released by the filing of a written undertaking with a surety approved by the Court and obtaining an order from the Court releasing the property from such lien.

        8.         INDEMNIFICATION AND RFLEASE
        Regardless of whether or not, separate, several, joint or concurrent liability may be imposed upon Landlord, Tenant shall indemnify and hold harmless Landlord from and against all damages, claims and liability arising from or connected with Tenant’s control or use of the Leased Premises, including without limitation, any damage or injury to person or property. This indemnification shall not include any matter for which the Landlord is effectively protected against by insurance. If Landlord shall, without fault, become a party to litigation commenced by or against Tenant, then Tenant shall indemnify and hold Landlord harmless. Tenant does hereby release Landlord from all liability for any accident, damage or injury caused to person or property on or about the Leased Premises, whether due to negligence on the part of Tenant and notwithstanding whether such acts or omissions be active or passive. Landlord and Tenant do each hereby release the other from all liability for any accident, damage or injury caused to person or property, provided, this release shall be effective only to the extent that the injured or damaged party is insured against such injury or damage and only if this release shall not adversely affect the right of the injured or damaged party to recover under such insurance policy.

        9.         EVENTS OF DEFAULT
        Any of the following shall be deemed an Event of Default:

A.	The failure to pay any installment of rent when the same becomes due and the failure continues for 30 days.
B.
Tenant’s failure to perform or observe any other covenant, term or condition of this lease to be performed or observed by Tenant and if curable, the failure continues for 30 days after notice thereof is given to Tenant.

C.	Abandonment of the Leased Premises.
D.	The filing or execution or occurrence of:
(1)	An involuntary petition in bankruptcy against Tenant and the failure of Tenant, in good faith, to promptly commence and diligently pursue action to dismiss the petition.
(2)
A petition against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act, and the failure of Tenant in good faith to promptly commence and diligently pursue action to dismiss the petition.

(3)	A general assignment for the benefit of creditors by Tenant.
(4)	The taking by any party of the leasehold created hereby, or any part thereof, upon foreclosure, levy, execution, attachment or other process of law or equity.

10.	LANDLORD’S REMEDIES
A.	Upon the occurrence of any Event of Default Landlord may, at its option, in addition to any other remedy or right it has hereunder or by law:
(1)
Re-enter the Leased Premises, without demand or notice, and resume possession by an action in law or equity or by force or otherwise and without being liable in trespass or for any damages. Landlord may remove all persons and property from the Leased Premises and such property may be removed and stored at the cost of Tenant.

(2)
Terminate this Lease at any time upon the date specified in a notice to Tenant. Tenant’s liability for damages shall survive such termination. Upon termination such damages recoverable by Landlord from Tenant shall be an amount equal to “Liquidated Damages.”

“Liquidated Damages” means an amount equal to the monthly rental for a period of sixty (60) days.

B.	Upon the occurrence of any of the following:
(1)	The filing of a voluntary petition in bankruptcy by Tenant.
(2)
The filing of a petition or answer by Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act.

(3)	An adjudication of Tenant as a bankrupt or insolvent.
(4)
The appointment of a trustee, receiver, guardian, conservator or liquidator of Tenant with respect to all or substantially all of its property this Lease shall terminate ipso facto as of such occurrence and the Leased Premises shall be surrendered as required by Section 3. Tenant’s liability for damages shall survive such termination and Landlord shall be entitled to recover an amount equal to Liquidated Damages as defined above or an amount equal to the maximum allowed by an statute or rule of law in effect at the time when and governing the proceedings in which such amount is sought, whichever is less.

        11.         ADVANCES AND INTEREST
        Upon the occurrence of any Event of Default, Landlord may, if such default has not been cured, cure that default for the account and at the expense of Tenant. If Landlord in curing such default is compelled to pay or elects to pay any sum of money or do any acts which will require the payment of any sum of money, the sum so paid or incurred shall be reimbursed by Tenant upon demand by Landlord.

        12.         ACCESS BY LANDLORD TO LEASED PREMISES
        Landlord, Landlord’s agents, and Landlord’s prospective Tenants, purchasers or mortgagors shall be permitted to inspect and examine the Leased Premises at all reasonable times and Landlord shall have the right to make any repairs to the Leased Premises which Landlord may deem necessary, but this provision shall not be construed to required Landlord to make repairs except as is otherwise required hereby. For a period commencing six (6) months prior to the expiration of the term of this Lease, Landlord may maintain “For Rent” signs on the front or on any part of the Leased Premises.

        13.         QUIET ENJOYMENT
        If Tenant shall perform all of the covenants and agreements herein provided to be performed on Tenant’s part, Tenant shall, at all times during the term, have the peaceable and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from Landlord or any parties lawfully claiming under Landlord.

        14.         SECURITY PAYMENT
        The sum of $5,150.00 is hereby paid by Tenant as security (and not as a payment of rental, final or otherwise) for the .full and faithful performance by Tenant of all of its duties under this Lease and without any liability on Landlord for interest. Upon an Event of Default as heretofore defined, Landlord may apply such sum to any liability, costs or damages caused Landlord without waiving or limiting its right to further hold Tenant for liability, costs or damages otherwise due. Within fifteen (15) days after the termination of this Lease, Landlord shall repay to Tenant all or such part of the sum paid as security as Tenant shall be entitled to.

        15.         GENERAL AGREEMENT OF PARTIES
        This Lease shall extend to and be binding upon the heirs, personal representatives, successors and assigns of the parties. This provision, however, shall not be construed to permit the assignment of this Lease except as may be permitted hereby. When applicable, use of the singular form of any wore shall mean or apply to the plural and the neuter form shall mean or apply to the feminine or masculine.
        The captions and article numbers appearing in this Lease are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of such provisions. No waiver by Landlord of any default by Tenant shall be effective unless in writing, not operate as a waiver of any other default or of the same default on a future occasion. Landlord’s acceptance of rent shall not deemed a waiver as to any proceeding default. Any notices to be given hereunder shall be deemed sufficiently given when in writing and (a) actually served on the party to be notified or (b) placed in an envelope directed to the party to be notified at the following addresses ant deposited in the United States mail by certified or registered mail, postage prepaid:

If to Landlord:	Ferguson Properties

If to Tenant:	Pyramid Coach, Inc. Attn: Jeff Osler 111 Monument Circle, Suite 4800 Indianapolis, IN 46204

With a copy:	Neil E. Lucas, Esq. 111 Monument Circle, Suite 4800 Indianapolis, IN 46204

Such addresses may be changed by either party by written advise as to the new address given as above provided. If there is more than one Tenant, their obligation shall be joint and several. This Lease shall not he recorded.

        16.         REAL ESTATE BROKERS.
        Landlord and Tenant hereby acknowledge that Nashville Commercial Real Estate Services represents the Landlord and The Stanton Group, Inc. represents the Tenant. NCRES and the Stanton Group will equally split a six (6%) percent real estate commission paid by the Landlord over the life of this lease.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on this 16 day of November, 2004, and if this Lease is executed in counterparts, each shall be deemed an original.

FERGUSON PROPERTIES Signature /s/ Owen W. Ferguson Printed Owen W. Ferguson	PYRAMID COACH, INC. Signature /s/ Jeff Osler Printed Jeff Osler, Chairman

STATE OF INDIANA	)
	)	SS:
COUNTY OF MARION	)

        Before me a Notary Public in and for said County and State personally appeared Jeff Osler, chairman of the Board of Pyramid Coach, Inc. who acknowledged the execution of the foregoing Real Estate Lease.

        Witness my hand and Notarial Seal this 16th day of November, 3004.

My Commission Expires: June 27, 2008	Signature: /s/ Jonathan B. Swain Printed Jonathan B. Swain Residing In Marion County, Indiana

This instrument was prepared by Neil E. Lucas, Attorney at Law.

EXHIBIT A

Landlord will make the following improvements for property at 2620 Locust Street.

                 1)         Install two (12’x 14’) drive-in doors at the front of the building
                 2)         Demolish interior office space in the warehouse.
                 3)         Fence the side parking lot.

The cost of installing the drive-in doors will be amortized over the life of the lease at 8%.